FOR IMMEDIATE RELEASE
CONTACT:
John E. Shave
Vice President, Investor Relations and Corporate Communications
610.293.0600
SAFEGUARD BUILDS UPON MOMENTUM, ANNOUNCES FIRST QUARTER RESULTS
Life Sciences Revenue Soars Amid Softness in Technology Spending
Wayne, PA, May 3, 2007 — Safeguard Scientifics, Inc. (NYSE: SFE) today announced its financial results for the first quarter 2007. Safeguard reported consolidated revenue of $39.5 million for the first quarter, a 6% increase as compared to $37.3 million for the same period in 2006, adjusted for discontinued operations. Net loss for the first quarter was $11.7 million as compared to a net loss of $6.5 million for the first quarter of 2006. Life sciences companies, Clarient and Laureate Pharma, combined for an 80% revenue increase year over year, while revenue from technology companies, Alliance Consulting and Acsis, declined 13% in aggregate. Alliance experienced a slow down in technology spending. Acsis continues its transition to less hardware resale revenue and more software solutions revenue.
“Safeguard executed strongly upon our game plan during the first quarter,” said Peter J. Boni, President and Chief Executive Officer of Safeguard. “We deployed capital in two new partner companies; we continued to build value in our technology and life sciences partner companies; and we realized value through the sale of Pacific Title & Art Studio. We continue to focus on partnering with innovative and attractive companies in market segments that are a reflection of our strategy to generate increased value for our shareholders.”
Boni continued, “Specifically, during the first quarter, we led a $25.5 million Series C financing round by deploying $8 million of capital into our newest life sciences partner company, Advanced BioHealing, a leader in regenerative medicine. Advanced BioHealing will use this funding to help launch their FDA-approved treatment for diabetic foot ulcers, Dermagraft. In addition, we provided $13.5 million in a Series A financing to our newest technology partner company, Beyond.com, the largest niche career network for businesses and leading provider of career services to job seekers in the United States.”
Stephen T. Zarrilli, Acting Senior Vice President and Chief Administrative and Financial Officer stated, “Our partner companies produced solid first quarter results. Our technology partner companies made progress toward medium- and longer-term goals despite softness in some of their markets, while our life sciences partner companies performed particularly well during the quarter. Overall, we are pleased with the progress they continue to make. Also during the quarter, we sold Pacific Title and Art Studio for gross proceeds of $23 million and deployed $21.5 million in total capital to Advanced BioHealing and Beyond.com. Overall, our balance sheet remains healthy, which enables us to take advantage of strategic opportunities to deploy capital into new and existing partner companies throughout 2007.”

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	1

LIFE SCIENCES PARTNER COMPANIES
First Quarter Highlights — Majority Holdings
Clarient (NASDAQ: CLRT), a comprehensive cancer diagnostics company, reported impressive quarterly results. Revenue for the first quarter was $8.9 million, a 61% increase as compared to $5.5 million for the same period in 2006. The sale of Clarient’s Advanced Cellular Imaging System (ACIS) to Carl Zeiss MicroImaging for gross proceeds of $12.5 million is enabling the company to focus its efforts on the continued growth of its technology-enabled cancer diagnostic services.
Laureate Pharma offers bioprocessing manufacturing outsourcing services. The company generated first quarter revenue of $5.0 million, more than doubling the $2.2 million reported a year ago. A high level of customer activity is contributing to strong performance and providing substantial momentum for 2007.
TECHNOLOGY PARTNER COMPANIES
First Quarter Highlights — Majority Holdings
Acsis, a leader in connecting people, devices and supply chains with enterprise business systems, added new talent to its sales and marketing teams and saw new products gain traction. Additionally, the company announced the Acsis Solution Center in support of the SAP® Manufacturing solution and the SAP Supply Chain Management application. Revenue for the first quarter was $4.2 million as compared to $4.4 million in 2006.
Alliance Consulting, which provides business intelligence solutions to Fortune 2000 clients, saw revenue decline compared to the prior year period. However, renewals and repeat business from existing customers, as well as orders from new customers, contributed to backlog growth. Revenue for the first quarter was $21.5 million, as compared to $25.2 million in 2006.
SAFEGUARD FIRST QUARTER 2007 EARNINGS CONFERENCE CALL
Date: Thursday, May 3, 2007
Start Time: 9:00 am ET
Call-in Number: 1-877-407-0782
(International) +201-689-8567
Please call at least 10 minutes prior to call to register.
Replay Number: 1-877-660-6853
(International) +201-612-7415
Replay Access Codes: Account# 286 — Conference ID# 238543
Both access codes are required for playback. Replay available through May 24, 2007 at 11:59pm ET.
Webcast: www.safeguard.com/earnings

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	2

About Safeguard
Safeguard Scientifics, Inc. (NYSE: SFE), a holding company, builds value in growth-stage technology and life sciences businesses. We provide growth capital as well as a range of strategic, operational and management resources to our partner companies. Safeguard participates in growth buyout financings, including corporate spin-outs and management buyouts, expansion financings, industry consolidations and early-stage financings. www.safeguard.com
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.
[financials to follow after page break]
# # #

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	3

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2007	2006

Assets
Cash and cash equivalents and marketable securities — Parent	$147,065	$154,088
Cash and cash equivalents and marketable securities — Subsidiaries	7,238	7,079
Other current assets	45,664	42,116
Current assets of discontinued operations	—	11,703

Total current assets	199,967	214,986
Ownership interests in and advances to companies	72,233	54,548
Goodwill and intangible assets, net	91,947	92,402
Other	64,371	63,595
Non-current assets of discontinued operations	—	17,850

Total Assets	$428,518	$443,381

Liabilities and Shareholders’ Equity
Lines of credit	$27,389	$25,014
Other current liabilities	45,757	49,498
Current liabilities of discontinued operations	—	3,465

Total current liabilities	73,146	77,977
Other long-term liabilities	23,352	20,846
Convertible senior debentures	129,000	129,000
Non-current liabilities of discontinued operations	—	1,656
Redeemable stock-based compensation	524	2,021
Total shareholders’ equity	202,496	211,881

Total Liabilities and Shareholders’ Equity	$428,518	$443,381

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended March 31,
	2007	2006

Revenue	$39,509	$37,306
Operating expenses	54,791	51,327

Operating loss	(15,282)	(14,021)
Other income, net interest, equity loss and minority interest	350	4,212

Net loss from continuing operations before income taxes	(14,932)	(9,809)
Income tax expense	(14)	(9)

Net loss from continuing operations	(14,946)	(9,818)
Income from discontinued operations, net of income taxes	3,281	3,366

Net loss	$(11,665)	$(6,452)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.12)	$(0.08)
Net income from discontinued operations	0.02	0.03

Net loss per share	$(0.10)	$(0.05)

Weighted average shares outstanding
Basic and Diluted	122,116	121,279

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended March 31,
	2007	2006

Revenue
Acsis	$4,215	$4,401
Alliance Consulting	21,457	25,212
Clarient	8,857	5,515
Laureate Pharma	4,980	2,178

Total Segment Results	$39,509	$37,306

Operating Loss from Continuing Operations (a)
Acsis	$(2,639)	$(2,244)
Alliance Consulting	(1,513)	(272)
Clarient	(3,266)	(3,659)
Laureate Pharma	(1,590)	(2,244)

Total Segment Results	(9,008)	(8,419)
Other Items (d)	(6,274)	(5,602)

	$(15,282)	$(14,021)

Safeguard Share of Net Income (Loss) from Continuing Operations (b)
Acsis	$(2,640)	$(2,129)
Alliance Consulting	(1,659)	(486)
Clarient	(1,957)	(2,039)
Laureate Pharma	(1,789)	(2,330)
Other Companies (c)	(1,729)	1,308

Total Segment Results	(9,774)	(5,676)
Other Items (d)	(5,172)	(4,142)

Net Loss from Continuing Operations	$(14,946)	$(9,818)

(a) Operating Loss from Continuing Operations represents the revenue less operating expenses of each segment, and excludes any allocation to minority interest.
(b) Safeguard Share of Net Income (Loss) from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.
(c) Other Companies includes those companies in which Safeguard has less than a majority interest, as well as our ownership in funds. Other Companies consists primarily of equity income (loss) and gain (loss) on the sale of companies and funds, both of which are reported below the operating income (loss) line.
(d) Other Items includes corporate expenses and income taxes.

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)
Additional Financial Information
To assist investors in understanding Safeguard and the value of our partner companies, we are providing additional financial information on our partner companies, including carrying value by majority partner company, as well as aggregate cost and carrying value for all of our minority partner companies and other holdings. The carrying value and cost data reflect our percentage holdings in the partner companies.

March 31,
2007
Safeguard Carrying Value by Majority Partner Company
Acsis	$19,027
Alliance Consulting	61,767
Clarient	10,711
Laureate Pharma	9,565

$101,070

	Carrying Value	Cost
Safeguard Cost and Carrying Value
Minority Partner Companies	$63,557	$124,185
Other holdings	8,676	34,764

	$72,233	$158,949